UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SENOMYX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0843840
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

11099 North Torrey Pines Road La Jolla, CA	92037
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act Registration Statement and Number to which the form relates:
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered

n/a	n/a

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

In connection with our adoption of a stockholder rights plan providing for the dividend distribution of one preferred share purchase right for each outstanding share of our common stock, par value $0.001 per share, we are hereby amending our Registration Statement on Form 8-A relating to our common stock filed with the Securities and Exchange Commission, or the SEC, on June 8, 2004.

Item 1.                                   Description of Registrant’s Securities to be Registered.

We hereby incorporate the description of our capital stock by reference to our Current Report on Form 8-K filed with the SEC on February 15, 2005 including any amendments or reports filed for the purpose of updating such description.

Item 2.                                   Exhibits.

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation as currently in effect (filed as Exhibit 3.1 to Registration Statement File No. 333-113998).
3.2	Amended and Restated Bylaws as currently in effect (filed as Exhibit 3.2 to Registration Statement File No. 333-113998).
3.3

Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on February 14, 2005 (filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on February 15, 2005).

4.1	Form of Common Stock Certificate (filed as Exhibit 4.1 to Registration Statement File No. 333-113998).
4.2	Form of Rights Certificate (filed as Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on February 15, 2005).
4.3

Rights Agreement, dated as of February 14, 2005, by and between Senomyx, Inc. and Mellon Investor Services LLP (filed as Exhibit 4.2 to our Current Report on Form 8-K, filed with the SEC on February 15, 2005).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SENOMYX, INC.

Date: February 15, 2005	By:	/s/ Kent Snyder
Kent Snyder
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation as currently in effect (filed as Exhibit 3.1 to Registration Statement File No. 333-113998).
3.2	Amended and Restated Bylaws as currently in effect (filed as Exhibit 3.2 to Registration Statement File No. 333-113998).
3.3

Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on February 14, 2005 (filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on February 15, 2005).

4.1	Form of Common Stock Certificate (filed as Exhibit 4.1 to Registration Statement File No. 333-113998).
4.2	Form of Rights Certificate (filed as Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on February 15, 2005).
4.3

Rights Agreement, dated as of February 14, 2005, by and between Senomyx, Inc. and Mellon Investor Services LLP (filed as Exhibit 4.2 to our Current Report on Form 8-K, filed with the SEC on February 15, 2005).